As filed with the Securities and Exchange Commission on April 26, 2022
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	45-4849780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

822 Bishop Street Post Office Box 3440 Honolulu, Hawaii	96801
(Address of Principal Executive Offices)	(Zip Code)

Alexander & Baldwin, Inc. 2022 Omnibus Incentive Plan
(Full title of the plan)

Alyson J. Nakamura Corporate Secretary Alexander & Baldwin, Inc. 822 Bishop Street Post Office Box 3440 Honolulu, Hawaii 96801 (Name and address of agent for service)
(808) 525-6611 (Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
The stockholders of Alexander & Baldwin, Inc. (the “Registrant”) approved the Alexander & Baldwin, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”) on April 26, 2022 (the “Effective Date”). As provided in the 2022 Plan, up to 3,233,062 shares of common stock, without par value (“Common Stock”), are available for issuance thereunder. This share reserve consists of (i) 2,551,000 shares being reserved for issuance for the first time under the 2022 Plan (the “New Shares”) and (ii) up to 682,062 shares that remained available for issuance of new grants under the Registrant’s Amended and Restated 2012 Incentive Compensation Plan (the “Existing Plan”) as of February 8, 2022 (the “Carryover Shares”). The purpose of this registration statement (the “Registration Statement”) is to register (i) the New Shares being registered for the first time pursuant to the 2022 Plan, and (ii) the Carryover Shares.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The information required by Item 1 is included in documents sent or given to participants in the 2022 Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 2. Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 is included in documents sent or given to participants in the 2022 Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 25, 2022 (the “2021 10-K”);
(2)The information specifically incorporated by reference into the 2021 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 15, 2022; and
(3)The description of the Registrant’s Common Stock contained in Exhibit 4.c to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.
All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.

Item 6. Indemnification of Directors and Officers.
The indemnity provisions of the Registrant’s Amended and Restated Articles of Incorporation require the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Section 414-242 of the Hawaii Business Corporation Act (the “HBCA”) provides that a corporation may indemnify a director, who is a party to a proceeding in his/her capacity as a director of the corporation, against liability incurred in the proceeding if: (1)(A) the individual conducted himself or herself in good faith and (B) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation and (C) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful, or (2) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. To the extent that a director is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party in his/her capacity as director of the corporation, the corporation is required by Section 414-243 of the HBCA to indemnify such director for reasonable expenses incurred thereby.

Under Section 414-244 of the HBCA, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director, who is a party to a proceeding in his/her capacity as a director of the corporation, if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the HBCA a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Furthermore, under Section 414-246 of the HBCA, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made: (i) if there are two or more disinterested directors, by the board of directors by a majority vote of the disinterested directors (a majority of whom for this purpose shall constitute a quorum), or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (ii) by special legal counsel; or (iii) by a majority vote of the shareholders.

Under Section 414-247 of the HBCA, a corporation may indemnify and advance expenses to an officer, who is a party to a proceeding because the officer is an officer of the corporation, to the same extent such indemnification may be provided to a director, and if the person is an officer, but not a director, to such extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.

The above-described provision applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer. Furthermore, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the HBCA and may apply to a court under Section 414-245 of the HBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

The Registrant maintains policies that insure its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.
Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers”, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on this 26th day of April, 2022.
ALEXANDER & BALDWIN, INC.

By:    /s/ Christopher J. Benjamin________________
    Christopher J. Benjamin
    President and Chief Executive Officer
POWER OF ATTORNEY
The undersigned do hereby constitute and appoint Christopher J. Benjamin, President and Chief Executive Officer of the registrant, and Alyson J. Nakamura, Vice President and Corporate Secretary, and each of them acting singly, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Benjamin	President, Chief Executive Officer and Director	April 26, 2022
Christopher J. Benjamin	(Principal Executive Officer)

/s/ Brett A. Brown	Executive Vice President and Chief Financial Officer	April 26, 2022
Brett A. Brown	(Principal Financial Officer)

/s/ Clayton K.Y. Chun	Senior Vice President, Chief Accounting Officer and	April 26, 2022
Clayton K.Y. Chun	Controller (Principal Accounting Officer)

/s/ Eric K. Yeaman	Chairman of the Board	April 26, 2022
Eric K. Yeaman

/s/ Diana M. Laing	Director	April 26, 2022
Diana M. Laing

/s/ John T. Leong	Director	April 26, 2022
John T. Leong

/s/ Thomas A. Lewis, Jr.	Director	April 26, 2022
Thomas A. Lewis, Jr.

/s/ Douglas M. Pasquale	Lead Independent Director	April 26, 2022
Douglas M. Pasquale

/s/ Michele K. Saito	Director	April 26, 2022
Michele K. Saito

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of Alexander & Baldwin, Inc., effective as of November 8, 2017 (Exhibit 3.1 to Form 8-K, dated November 8, 2017).
4.2	Amended and Restated Bylaws of Alexander & Baldwin, Inc., effective as of November 8, 2017 (Exhibit 3.2 to Form 8-K, dated November 8, 2017).
4.3	Description of Capital Stock (Exhibit 4.1 to Form 8-K, dated November 8, 2017).
4.4	Form of Company Common Stock Certificate (Exhibit 4.2 to Form 8-K, dated November 8, 2017).
4.5	Description of Registrant's Securities (Exhibit 4.c. to Form 10-K for the year ended December 31, 2019).
4.6	Alexander & Baldwin 2022 Omnibus Incentive Plan (Appendix A to Registrant’s Proxy Statement for the 2022 Annual Meeting of Stockholders, filed on March 15, 2022).
5.1	Opinion of Cades Schutte LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Cades Schutte LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages hereto)
107	Filing Fee Table